UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2009

(Date of earliest event reported)

Volcom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51382	33-0466919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California	92627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 646-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Volcom, Inc. (“Volcom”) and the Board of Directors of Volcom approved certain compensation arrangements for Volcom’s principal executive officer, principal financial officer, and Volcom’s other named executive officers (the “Named Executive Officers”).

Base Salary

The Compensation Committee set annual base salaries for Volcom’s Named Executive Officers in January 2009 and subsequently decreased such base salaries in February 2009 to reflect the economic environment at such time. On December 18, 2009, the Compensation Committee approved reinstating annual base salaries for the Named Executive Officers to the levels previously approved in January 2009 (the “Salary Re-Instatement”), effective as of January 1, 2010. No raises from January 2009 levels were approved for the Named Executive Officers, except that Mr. Gujer’s salary was raised from 275,000 Euros, or $393,250 U.S. dollars, to 285,984 Euros, or $408,957 U.S. dollars(1).

Based upon the Salary Re-Instatements, the 2010 base salaries for the Named Executive Officers are as follows:

Named Executive Officer	2010 Base Salary
Richard Woolcott, Chairman and Chief Executive Officer	$447,017
Bruno Gujer, Executive Director of Volcom SAS (France)(1)	$408,957
Jason Steris, President and Chief Operating Officer	$353,420
Douglas Collier, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$336,000
Tom Ruiz, Executive Vice President of Sales	$336,000
Troy Eckert, Executive Vice President of Marketing	$336,000

2010 Cash Bonus Plan

Under the 2010 Cash Bonus Plan (the “2010 Plan”), the target bonus opportunity as a percentage of the individual’s base salary was reduced from 75% of annual base salary under the 2009 Cash Bonus Plan to approximately 40% of annual base salary for the Named Executive Officers, except for Richard R. Woolcott, whose target bonus opportunity will remain at 75% of his annual base salary, as set forth in the table below. In addition, the Compensation Committee has determined to base a specified percentage of the target bonus opportunity for each of Bruno Gujer, Tom D. Ruiz and Troy C. Eckert on individual performance, as set forth in the table below. The Compensation Committee maintained the diluted earnings per share (“EPS”) performance measure for Company Performance under the Plan, but reduced the maximum bonus payable based on EPS performance from 160% of the target bonus opportunity for the 2009 Cash Bonus Plan to 119% of the target bonus opportunity for the 2010 Plan. If the Company achieves the target EPS, the payout for this performance metric will be 100% of the target bonus opportunity and, if the Company achieves the threshold EPS, the payout will be 27% of the target bonus opportunity.

The target bonus opportunity as a percent of annual salary and the percent of bonus opportunity based upon individual performance and Company performance for the Named Executive Officers under the 2010 Plan is as follows:

Executive Officer	Target Bonus Opportunity as % of Salary	% of Bonus Opportunity Based on Individual Performance	% of Bonus Opportunity Based on Company Performance
Richard R. Woolcott	75%	0	100%
Bruno Gujer (1)	40%	70%	30%
Jason W. Steris	41%	0	100%
Doug P. Collier	40%	0	100%
Tom D. Ruiz	40%	40%	60%
Troy C. Eckert	40%	40%	60%

(1)	Mr. Gujer is paid in Euros, but for purposes of this disclosure such Euro amounts have been translated into U.S. dollars at an exchange rate of 1.43 dollars per Euro based on the conversion rate at December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.
(Registrant)

Date	December 23, 2009	By	/s/ S. HOBY DARLING
S. Hoby Darling Senior Vice President, Strategic Development, General Counsel